UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

Form 8-K
Current Report
______________

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 19, 2012
Date of Report (Date of earliest event reported)

BB&T Corporation
(Exact name of registrant as specified in its charter)
_____________

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2012, BB&T Corporation and Branch Banking and Trust Company (collectively, the “Company”) entered into an amended and restated employment agreement with its Chairman and Chief Executive Officer, Kelly S. King. The amended agreement generally contains substantially the same terms as the prior version of the employment agreement between the Company and Mr. King, dated as of November 13, 2008, except that the amended agreement (1) eliminates the automatic expiration of the employment term upon Mr. King attaining age 65, (2) provides that severance is payable only upon a termination by the Company without just cause or by Mr. King for good reason (each as defined in the amended agreement), (3) defines change of control by reference to the Company’s 2012 Incentive Plan, which was approved by Company shareholders at the Company’s most recent annual meeting, (4) provides that the amount of severance benefits is determined by reference to Mr. King’s average annual cash compensation for the three years prior to the year of termination (“Average Compensation Amount”) rather than by reference to the highest such year of cash compensation (“Highest Compensation Amount”), (5) entitles Mr. King to change of control severance benefits – which are substantially the same as his severance benefits absent a change of control, except that certain nonsoliciation and noncompetition covenants would not apply – if he experiences a qualifying termination of employment within two years, rather than one year, following a change of control, and (6) makes several minor changes to update the provisions of the agreement to reflect changes since 2008, including the Company’s exit in 2009 from the Capital Purchase Program under the Troubled Asset Relief Program of the United States Department of the Treasury and the corresponding lapse of certain compensation limitations formerly applicable to the Company.

The amounts payable under the amended agreement are substantially the same as under the prior version of the employment agreement, as described in greater detail under the heading “Compensation of Executive Officers” in the Company’s Proxy Statement relating to its Annual Meeting of Shareholders for 2012, except that:

  Mr. King’s annual base salary for 2012 is $985,000;

  in the event of a termination of Mr. King’s employment by the Company without just cause or a resignation by Mr. King for good reason, Mr. King will be entitled to the Average Compensation Amount rather than the Highest Compensation Amount; and

  if Mr. King has not previously discontinued the rolling monthly renewal feature of his amended agreement, one-twelfth of the Average Compensation Amount will be paid monthly over three years rather than until the first day of the calendar month of his 65th birthday.

The foregoing description is qualified in its entirety by the text of the amended and restated employment agreement, which is attached as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Employment Agreement by and among BB&T Corporation, Branch Banking and Trust Company, and Kelly S. King dated as of December 19, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By: /s/ Cynthia B. Powell

Cynthia B. Powell
Executive Vice President and Corporate Controller
(Principal Accounting Officer)

 Date: December 19, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Employment Agreement by and among BB&T Corporation, Branch Banking and Trust Company, and Kelly S. King dated as of December 19, 2012.